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                                  EXHIBIT 23.1



Independent Auditors' Consent




We consent to the incorporation by reference in the Registration Statement No. 33-91792 of Capital Bancorp on Form S-8 of our report dated February 28, 1997 appearing in this Annual Report on Form 10-K for the year ended December 31, 1996.




Deloitte & Touche LLP
Miami, Florida
March 27, 1997